Exhibit 99.1
PRESS RELEASE
INX Announces Record 1st Quarter Results and Stock Repurchase Plan
HOUSTON--(BUSINESS WIRE)--May 5, 2008--INX Inc. (Nasdaq: INXI; the “Company”; or “INX”) today announced record revenue and earnings for its first quarter ended March 31, 2008.
In summary, for the quarter ended March 31, 2008 compared to the same period in the prior year:
•	Total revenue increased 30.7% to $59.6 million from $45.6 million.
▪
Product revenue increased 27.7% to $50.5 million from $39.6 million, with gross profit on product revenue increasing 27.6% to $9.2 million, or 18.2% of product revenue, compared to $7.2 million, or 18.2% of product revenue.

▪
Service revenue increased 50.2% to $9.2 million from $6.1 million, with gross profit on service revenue increasing 128.1% to $2.9 million, or 32.1% of service revenue, compared to $1.3 million, or 21.2% of service revenue.

•	Gross profit on total revenue increased 42.8% to $12.1 million, or 20.4% of total revenue, compared to $8.5 million, or 18.6% of total revenue.

•	Operating income increased 426% to $1.8 million, or 3.0% of total revenue, compared to $335,000, or 0.7% of total revenue.

•	Net income from continuing operations before income taxes increased 443% to $1.7 million compared to $311,000.

•	Income tax was $683,000 compared to $7,000.

•	Net income was $1.0 million compared to $366,000.

•	Diluted earnings per share from continuing operations was $0.12 compared to $0.04.

•	Diluted earnings per share was $0.12 compared to $0.05.

•	On a non-GAAP basis (as defined below):
▪	Non-GAAP net income increased 309% to $1.9 million compared to $469,000.

▪	Non-GAAP diluted earnings per share was $0.23 compared to $0.06.
Commenting on the results, James Long, INX’s Chairman and CEO, said, “INX posted outstanding operating results for the first quarter, and the strength of our results shows how INX’s business continues to improve. Our total revenue growth, and growth in our higher margin services revenue did not result from any extraordinary transactions, but reflect strength throughout our business. INX continues to lead our industry in revenue growth. Operationally, we continued to perform well with respect to leveraging the investments we have made over the past couple of years, and that progress is reflected in our first quarter results. One of our key financial goals over the past year has been to improve our operating profit margin percentage in order to grow operating income at a faster rate than revenue. Our first quarter results show meaningful progress towards this goal.”
Commenting further on the Company’s results and trends in the business, Mark Hilz, INX’s President and Chief Operating Officer, said, “The Company continued on its path of growth and operational improvement during the first quarter while laying the foundation for continued growth. Since the first of the year there have been a number of notable achievements that we believe will be catalysts for continued growth. In February we announced that we had achieved the Cisco Master of Security status, which should help us in continuing to grow our security practice area. In March we announced that we were going to begin selling Cisco’s TelePresence solutions, and that we had achieved the Cisco TelePresence Advanced Technology Partner status. Unified Communications is still in it’s infancy as far as a technology set and the rate of advancement of the capabilities of Unified Communications is increasing. The growing use of video in enterprise networks is expected to dramatically increase bandwidth requirements for enterprise networks. The relatively new areas of virtualization of computing and storage elements on the network present a new areas of opportunity for INX since the network will play a key role in enabling these technologies. These areas continue to present great sources of growth for INX going forward.”
STOCK REPURCHASE PLAN:

The Company also announced today that it had repurchased 181,185 shares of its Common Stock at an average price of $8.22 per share during the first quarter under the Company's stock repurchase plan that automatically terminated on March 31, 2008, which represented approximately 2.4% of the total shares outstanding at December 31, 2007.
INX’s Board of Directors has approved a new plan for the repurchase of up to an additional $2 million of its Common Stock. Any share repurchases under the new plan must be made on or before July 31, 2008. The plan calls for certain defined quantities of shares to be purchased at certain defined share price levels in open market or privately negotiated transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, subject to market and business conditions, applicable legal requirements and other factors. The plan calls for the repurchased shares to be retired as soon as practicable following the repurchase. The plan does not obligate the Company to purchase any particular number of shares, and may be suspended at any time at the Company’s discretion in accordance with Rule 10b-18.
Commenting on the new share repurchase program, James H. Long, INX’s Chairman & Chief Executive Officer, said, “Over the past year INX’s financial performance has improved substantially while the price of the Company’s Common Stock has declined. We believe that allocating a portion of the Company’s capital resources to repurchase and retire shares of the Company’s Common Stock is in the best interest of the Company and its stockholders.”
OUTLOOK:
The following statements made by the Company are “forward-looking statements” and are subject to the Safe Harbor Statement set forth below.
As we have stated many times, we continue to believe our efforts towards creating a strong national presence, along with both the increasing complexity and broad use of and dependency upon enterprise-class IP communications systems, will result in continued growth opportunities for INX over the next several years. Introductions of new focused practice areas such as network security and network storage have added additional sources of revenue growth over the past eighteen months.
One of our key long-term goals over the past year has been to improve operating profit margin percentage in order to grow operating profitability at a faster rate than revenue growth. While we have made substantial progress towards that goal over the past year, there is still substantial room for improvement to reach our goal of 4% to 7% operating profit margin. Our ability to achieve improvement of our operating profit margin through leverage of operating expenses is dependent upon our ability to increase revenue.
As we have previously stated, we believe industry trends continue to favor strong growth over a multi-year period for the advanced technologies segments of the IP networking and data center industry spaces that INX has always been focused on. We believe INX is well positioned to take advantage of the way the IP network is becoming the platform for all business communications and the preferred technology for data center connectivity due to our focused expertise, our growing national presence and our financial strength.
Since the late Summer or early Fall of 2007 there has been a general trend towards increasing economic uncertainty that has depressed enterprise organizations’ willingness to move forward with capital expenditures. We believe the factors that were influential in causing this industry-wide slowdown are beginning to abate. Over the past two quarters, customers that waited to make large capital expenditures have been rewarded with lower cost of capital, and those who waited until this year were rewarded with the benefit of accelerated depreciation from the recently enacted economic stimulus package. We believe these multiple factors that have been causing customers to postpone moving forward with large capital expenditures are abating, and that overall spending trends for IP communications infrastructure by U.S. enterprise organizations are in the early stages of improvement.
Based on completed revenue for the first month of our current second quarter, recent order bookings trends, current contracts backlog, and our estimated sales pipeline, we expect total revenue for our second quarter ending June 30, 2008 to be in the range of $60 million to $65 million, an increase of approximately 12% to 21% compared to above average prior year period revenue of $53.7 million.

CONFERENCE CALL AND WEBCAST:
An investor conference call is scheduled to begin at 10:30 a.m. Eastern Daylight Time today, May 5, 2008, to present the Company’s results and updated outlook as well as provide an opportunity to answer analyst’s and investors’ questions in a public format.
James Long, Chairman and Chief Executive Officer; Mark Hilz, President and Chief Operating Officer; and Brian Fontana, Chief Financial Officer, are scheduled to be on the call to discuss the quarter’s results and respond to investors’ questions.
To access the conference call within the U.S., dial 877-809-2547. For international/toll access, dial 706-634-9510. The conference call will begin promptly at the scheduled time. Investors wishing to participate should call the telephone number at least five minutes prior to that time.
A slide presentation related to the information that will be presented on the call will be available for viewing during the conference call. To access the presentation via the web, participants should access www.INXI.com/Webcasts/Q108call at least ten (10) minutes prior to the call and log in to ensure web browser compatibility. Following the call, the above link will provide investors with the ability to access the presentation and listen to the conference call.
Beginning approximately one hour after the end of the conference call and ending on June 5, 2008, a replay of the conference call will be accessible by calling either 800-642-1687 from within the U.S., or 706-645-9291 for international/toll access. The conference ID for the replay is 44704061. The replay of the conference call for listening via the Internet, as well as a PDF file of the slide presentation used during the call, will be available by the following morning, and until at least June 5, 2008, from the Company’s web site at www.INXI.com/Webcasts/Q108call. A transcript of the conference call is expected to be available within approximately 48 hours after the call at the above web site link.
SAFE HARBOR STATEMENT:
The statements contained in this document and conference call and related presentation that are not statements of historical fact including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations and are subject to a number of risks and uncertainties. We do not have contracts in hand that will generate the revenue that we expect for the current and future quarters for which we attempt to predict future events in the Outlook section of this press release above. The actual results of the future events described in the forward-looking statements could differ materially from those stated in the forward-looking statements due to numerous factors, including:
•	Market and economic conditions, including capital expenditures by enterprises for network and telephone communications systems products and services.

•	Whether the Company obtains anticipated contracts and other business, the timing of obtaining same, and the size and profitability of such contracts and business.

•
The Company’s ability to attract and retain key management, sales and technical staff, and to successfully manage its technical employee resources, which is key to maintaining gross margin on services revenue.

•	The Company’s ability to finance its business operations.

•	Risks associated with the Company’s entry into new markets and the ability of the Company to increase revenues and gain market share in recently opened new markets.

•	The Company’s ability to obtain sufficient volumes of products for resale and maintain its relationship with its key supplier, Cisco Systems, Inc.

•	The continuance of, and the Company’s ability to qualify for, sales incentive programs from its key supplier.

•
The Company’s ability to identify suitable acquisition candidates and successfully integrate acquired companies, and the risk of unexpected liabilities or loss of customers and other unforeseeable risks associated with making acquisitions.

•	The Company’s ability to grow its revenues in newly opened and/or acquired offices in new markets.

•	The Company’s ability to manage its business in a manner that results in increased revenues without a proportional increase in costs of operating its business.

•	Unexpected customer contract cancellations.

•	Unexpected losses related to customer credit risk.

•	Uncertainties related to rapid changes in the information and communications technology industries.

•	Catastrophic events.

•
Other risks and uncertainties set forth from time to time in the Company’s public statements and its most recent Annual Report filed with the SEC on Form 10-K, as such may be amended from time to time, which the Company makes available on its web site in PDF format at www.inxi.com/Information/sec.asp.

Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q, each as it may be amended from time to time. The Company’s past results of operations are not necessarily indicative of its operating results for any future periods. All information in this press release is as of May 5, 2008, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto, or any change in events, conditions or circumstances upon which any statement is based.
ABOUT INX INC.:
INX Inc. (NASDAQ:INXI - News) is a network infrastructure professional services firm delivering best-of-class “Business Ready Networks” to enterprise organizations. We offer a full suite of Advanced Technology solutions that support the entire life-cycle of IP Communications systems. Services include design, implementation and support of IP network infrastructure for enterprise organizations including routing and switching, IP Telephony, messaging, wireless, network storage and security. Operating in a highly focused manner provides a level of expertise that enables us to better compete in the markets we serve. Our customers for enterprise-level Cisco-centric advanced technology solutions include large enterprises organizations such as corporations, public schools as well as federal, state and local governmental agencies. Because we have significant experience implementing and supporting the critical technology building blocks of IP Telephony systems and other IP Communications advanced technology solutions for enterprises, we believe we are well positioned to deliver superior solutions and services to our customers. Additional information about INX can be found on the Web at www.INXI.com.
CONTACT:
INX Inc.
Brian Fontana
Chief Financial Officer
713-795-2000
Brian.Fontana@INXI.com

ABOUT NON-GAAP MEASURES
In its communications with investors, the Company references certain non-GAAP financial measures, which differ from GAAP measurements by the amount of non-cash equity compensation from continuing operations, non-cash income tax expense associated with continuing operations, and discontinued operations. The Company believes that providing non-GAAP net income in its communications with investors is useful to investors for a number of reasons. As presented, the non-GAAP net income provides a consistent basis of presentation for investors to understand the Company’s financial performance in comparison to historical periods using the same methodology and information that the Company’s management uses to evaluate the Company’s performance, which the Company believes is useful to investors. A reconciliation of non-GAAP financial measures to GAAP basis can be found below.

	Three Months Ended March 31,
	2008	2007
GAAP net income	$1,011	$366
Equity-based compensation expense from continuing operations	312	165
Non-cash income tax expense from continuing operations	601	—
Discontinued operations	(4)	(62)

Non-GAAP net income	$1,920	$469

Non-GAAP net income per diluted share	$0.23	$0.06

Shares used in computing non-GAAP net income per diluted share	8,242,191	7,729,681

INX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months
	Ended March 31,
	2008	2007
Revenue:
Products	$50,491	$39,550
Services	9,152	6,093

Total revenue	59,643	45,643

Cost of products and services:
Products	41,284	32,332
Services	6,212	4,804

Total cost of products and services	47,496	37,136

Gross profit	12,147	8,507
Selling, general and administrative expenses	10,384	8,172

Operating income	1,763	335
Interest and other income (expense), net	(73)	(24)

Income from continuing operations before income taxes	1,690	311
Income tax expense	683	7

Net income from continuing operations	1,007	304
Income from discontinued operations, net of income taxes	4	62

Net income	$1,011	$366

Net income per share:
Basic:
Income from continuing operations	$0.13	$0.04
Income from discontinued operations, net of income taxes	—	0.01

Net income per share	$0.13	$0.05

Diluted:
Income from continuing operations	$0.12	$0.04
Income from discontinued operations, net of income taxes	—	0.01

Net income per share	$0.12	$0.05

Shares used in computing net income per share:
Basic	7,550,904	6,662,839

Diluted	8,242,191	7,729,681

INX INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value amounts)

	March 31,	December 31,
	2008	2007
	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$8,236	$9,340
Accounts receivable, net of allowance of $498 and $470	45,292	45,128
Inventory, net	1,606	1,439
Deferred income taxes	2,100	2,100
Other current assets	2,355	2,062

Total current assets	59,589	60,069
Property and equipment, net of accumulated depreciation of $3,995 and $3,728	4,586	4,421
Goodwill	16,663	16,603
Intangible and other assets, net of accumulated amortization of $1,729 and $1,592	3,011	3,148

Total assets	$83,849	$84,241

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Notes payable	$6,327	$6,200
Accounts payable	35,487	37,233
Accrued expenses	6,129	5,363
Other current liabilities	1,188	1,440

Total current liabilities	49,131	50,236

Long-term Liabilities:
Deferred income taxes	1,565	1,565
Other long-term liabilities	332	413

Total long-term liabilities	1,897	1,978

Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 15,000,000 shares authorized, 7,422,840 and 7,548,892 shares issued	74	75
Additional paid-in capital	36,281	36,497
Accumulated deficit	(3,534)	(4,545)

Total stockholders’ equity	32,821	32,027

Total liabilities and stockholders’ equity	$83,849	$84,241